Exhibit 99.1

Sequential Brands Group Announces Fourth Quarter and Full Year 2016 Financial Results

Company Signs Lease Amendment to Reduce Corporate Headquarters

Renews Multi-Year Martha Stewart Partnership with Macy’s

Signs New Martha Stewart Crafts Partnership with Michaels

•	Q4 Revenue increased 44% to $45.4 million vs. $31.4 million in the prior year quarter

•	Q4 GAAP diluted EPS of $(0.02); Q4 non-GAAP diluted EPS of $0.12

•	Full Year Revenue increased 76% to $155.5 million vs. $88.3 million in the prior year

•	Full Year GAAP diluted EPS of $(0.01); Full Year non-GAAP diluted EPS of $0.33

NEW YORK, March 2, 2017 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq: SQBG) today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Results:

Total revenue for the fourth quarter ended December 31, 2016 increased 44% to $45.4 million, compared to $31.4 million in the prior year quarter. On a GAAP basis, Sequential reported a net loss of $(1.0) million for the fourth quarter of 2016, or $(0.02) per diluted share, compared to $(5.7) million, or $(0.12) per diluted share, in the prior year quarter. On a non-GAAP basis, Sequential reported net income for the quarter ending December 31, 2016 of $7.3 million, or $0.12 per diluted share, compared to $11.0 million, or $0.23 per diluted share, in the prior year quarter, which included a non cash benefit of $4.4 million or $0.09 per share related to taxes. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the fourth quarter of 2016 was $24.2 million, compared to $17.3 million in the prior year quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

“2016 was a productive year for Sequential led by positive organic growth, the completion of the integration of the Martha Stewart and Chef Emeril Lagasse brands and acquisition of the GAIAM yoga and wellness business,” said Sequential Brands Group CEO Yehuda Shmidman. “Looking ahead, despite a challenging macro retail environment, we will remain focused on growing our core business and maximizing operating efficiencies, inclusive of new revenue initiatives already underway.”

Full Year 2016 Results:

Total revenue for the year ended December 31, 2016 increased 76% to $155.5 million, compared to $88.3 million in the prior year. On a GAAP basis, net loss was $(0.8) million for the year ended December 31, 2016, or $(0.01) per diluted share, compared to $(2.9) million, or $(0.07) per diluted share, in the prior year. On a non-GAAP basis, net income for the year ended December 31, 2016 was $21.0 million, or $0.33 per diluted share, compared to $20.6 million, or $0.48 per diluted share, in the prior year. Adjusted EBITDA for the year ended December 31, 2016 was $83.1 million, compared to $53.4 million in the prior year. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

Financial Update:

For the year ending December 31, 2017, the Company is expecting $170 million to $175 million in revenue, GAAP net income of $19.3 million to $21.9 million and $98 million to $102 million of Adjusted EBITDA. The Company’s contractual guaranteed minimum royalties for 2017 are approximately $120 million. Consistent with the Company's historical quarterly results, the Company expects revenue for 2017 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company's licensees.

Lease Update:

The Company signed a multi-year lease amendment for the Company’s current corporate headquarters in New York City. Under the terms of the amendment, effective February 1, 2018, the Company will occupy approximately 63,000 square feet. In addition, the Company recently signed an agreement to sublease space in its corporate headquarters to its operating partner in the Martha & Marley Spoon meal-kit business. As a result, beginning in 2018, the Company is expecting an annual cost savings of approximately $4 million in direct lease savings and related cost reductions.

Business Update:

The Company recently renewed the Martha Stewart brand’s multi-year agreement with Macy’s, the exclusive U.S. retailer for the Martha Stewart CollectionTM. As one of the largest home brands at Macy’s, the partnership, which launched in 2007, continues to be a success, with more than 1,000 SKUs across multiple categories.

In conjunction with this morning’s earnings release, the Company also announced a new, multi-year partnership with The Michaels Companies, Inc., North America’s largest arts and crafts company. Under the new agreement, Martha Stewart Crafts will be conceived and designed by Martha Stewart and exclusively manufactured and distributed through Michaels’ premier wholesaler Darice.  The new Martha Stewart Crafts product assortment will be available at all Michaels stores and on Michaels.com beginning late 2017 with broader category distribution planned for 2018.

Investor Call and Webcast:

Management will provide further commentary today, March 2, 2017, on the Company’s financial results via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. The Company defines Adjusted EBITDA as net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, gain on sale of People's Liberation brand, MSLO Shareholder and pre-acquisition litigation costs, restructuring costs, other immaterial items and impairment of available-for-sale securities. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation brand, write-off of deferred financing costs, restructuring costs, non-cash stock-based compensation recorded in connection with restructuring activities, MSLO Shareholder and pre-acquisition litigation costs, other immaterial items, impairment of available-for-sale securities and adjustment to taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its ongoing business. See below for a reconciliation of these non-GAAP metrics from the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, active and home categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the  "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; and (xv) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.  Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject.  Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For media inquiries, contact:

Sequential Brands Group, Inc.

Jaime Cassavechia

T: +1 212-518-4771 x108

E: jcassavechia@sbg-ny.com

For Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net revenue	$45,414	$31,429	$155,528	$88,262
Operating expenses	22,315	28,050	85,392	58,611
Income from operations	23,099	3,379	70,136	29,651

Other (expense) income	(4,053)	433	(3,810)	1,133
Interest expense, net	14,507	12,563	50,538	29,725
Income (loss) before income taxes	4,539	(8,751)	15,788	1,059

Provision for (benefit from) income taxes	3,881	(4,705)	9,157	(1,357)
Net income (loss)	658	(4,046)	6,631	2,416

Net income attributable to noncontrolling interest	(1,638)	(1,670)	(7,452)	(5,287)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(980)	$(5,716)	$(821)	$(2,871)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(0.02)	$(0.12)	$(0.01)	$(0.07)

Weighted-average common shares outstanding:
Basic and diluted	62,194	46,499	61,912	41,178

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2016	2015
	(Unaudited)
Assets
Current Assets:
Cash	$19,133	$41,560
Restricted cash	1,521	-
Accounts receivable, net	53,195	42,026
Available-for-sale securities	7,673	5,611
Prepaid expenses and other current assets	4,366	5,276
Current assets held for disposition from discontinued operations of wholesale business	-	113
Total current assets	85,888	94,586

Property and equipment, net	7,674	6,547
Intangible assets, net	1,030,212	872,277
Goodwill	307,744	314,288
Other assets	3,345	2,139
Total assets	$1,434,863	$1,289,837

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$18,915	$23,722
Current portion of long-term debt	28,300	19,000
Current portion of deferred revenue	10,374	2,157
Total current liabilities	57,589	44,879

Long-term debt, net of current portion	616,735	523,065
Long-term deferred revenue, net of current portion	13,909	-
Deferred tax liability	200,357	184,881
Other long-term liabilities	8,705	10,686
Long-term liabilities held for disposition from discontinued operations of wholesale business	-	677
Total liabilities	897,295	764,188

Commitments and Contingencies

Equity:
Preferred stock Series A, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at December 31, 2016 and 2015	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized; 62,602,041 and 60,991,127 shares issued at December 31, 2016 and 2015, respectively, and 62,504,355 and 60,480,474 shares outstanding at December 31, 2016 and 2015, respectively	624	605
Additional paid-in capital	502,564	496,179
Accumulated other comprehensive loss	(144)	(6,466)
Accumulated deficit	(39,651)	(38,830)
Treasury stock, at cost; 97,686 shares and none at December 31, 2016 and 2015, respectively	(638)	-
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	462,755	451,488
Noncontrolling interest	74,813	74,161
Total equity	537,568	525,649
Total liabilities and equity	$1,434,863	$1,289,837

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	(Unaudited)
	Year Ended December 31,
	2016	2015

Cash Provided By (Used In) Operating Activities	$43,038	$(5,851)
Cash Used In Investing Activities	(152,888)	(341,846)
Cash Provided By Financing Activities	87,423	366,736

Net (Decrease) Increase In Cash	(22,427)	19,039
Cash — Beginning of year	41,560	22,521
Cash — End of year	$19,133	$41,560

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(980)	$(5,716)	$(821)	$(2,871)

Adjustments:
Acquisition-related costs (a)	12	4,218	4,330	10,778
Non-cash mark-to-market adjustments to stock-based compensation (b)	(771)	(548)	(1,232)	59
Gain on sale of People's Liberation brand (c)	-	-	-	(700)
Write-off of deferred financing costs (d)	-	4,081	273	6,200
Restructuring costs (e)	(59)	8,717	3,153	8,717
Non-cash stock-based compensation - restructuring (f)	-	-	726	-
MSLO shareholder and pre-acquisition litigation costs (g)	505	-	1,557	-
Other immaterial items (h)	(239)	862	(389)	862
Impairment of available-for-sale securities (i)	4,375	-	4,375	-
Adjustment to taxes (j)	4,453	(616)	8,979	(2,416)
Total non-GAAP adjustments	8,276	16,714	21,772	23,500

Non-GAAP net income (1)	$7,296	$10,998	$20,951	$20,629

Non-GAAP weighted-average diluted shares (k)	62,783	48,644	62,748	43,387

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.02)	$(0.12)	$(0.01)	$(0.07)

Adjustments:
Acquisition-related costs (a)	0.00	0.09	0.07	0.25
Non-cash mark-to-market adjustments to stock-based compensation (b)	(0.01)	(0.01)	(0.02)	-
Gain on sale of People's Liberation brand (c)	-	-	-	(0.02)
Write-off of deferred financing costs (d)	-	0.08	0.00	0.15
Restructuring costs (e)	(0.00)	0.18	0.05	0.20
Non-cash stock-based compensation - restructuring (f)	-	-	0.01	-
MSLO shareholder and pre-acquisition litigation costs (g)	0.01	-	0.03	-
Other immaterial items (h)	0.00	0.02	(0.01)	0.02
Impairment of available-for-sale securities (i)	0.07	-	0.07	-
Adjustment to taxes (i)	0.07	(0.01)	0.14	(0.05)
Total non-GAAP adjustments	0.14	0.35	0.34	0.55

Non-GAAP earnings per share (1)	$0.12	$0.23	$0.33	$0.48

	(Unaudited)		(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(980)	$(5,716)	$(821)	$(2,871)

Adjustments:
Provision for (benefit from) income taxes	3,881	(4,705)	9,157	(1,357)
Interest expense, net	14,507	12,563	50,538	29,725
Non-cash compensation	762	751	6,404	6,397
Depreciation and amortization	1,386	636	4,765	1,893
Acquisition-related costs (a)	12	4,218	4,330	10,778
Gain on sale of People's Liberation brand (c)	-	-	-	(700)
Restructuring costs (e)	(59)	8,717	3,153	8,717
MSLO shareholder and pre-acquisition litigation costs (g)	505	-	1,557	-
Other immaterial items (h)	(239)	862	(389)	862
Impairment of available-for-sale securities (i)	4,375	-	4,375	-
Total Adjustments	25,130	23,042	83,890	56,315

Adjusted EBITDA (2)	$24,150	$17,326	$83,069	$53,444

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation brand, write-off of deferred financing costs, restructuring costs, non-cash stock-based compensation recorded in connection with restructuring activities, MSLO Shareholder and pre-acquisition litigation costs, other immaterial items, impairment of available-for-sale securities and adjustment for taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(2)	Adjusted EBITDA is defined as net loss attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, gain on sale of People's Liberation brand, MSLO Shareholder and pre-acquisition litigation costs, restructuring costs, other immaterial items and impairment of available-for-sale securities. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents acquisition-related costs including legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(c)	Represents the gain on sale of the People's Liberation brand recorded during the first fiscal quarter of 2015.

(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of a portion of the Company's loan facilities.

(e)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition and other cost savings initiatives.

(f)	Represents non-cash based stock-based compensation recorded in connection with restructuring activities.

(g)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(h)	Reversal of previously estimated accruals.

(i)	Represents the impairment of available-for-sale securities.

(j)	Adjustment reflects the Company’s cash payment of taxes of approximately $0.2 million and $1.1 million for 2016 and 2015, respectively, as the Company's net operating losses and other tax benefits will reduce any additional tax obligation.

(k)	Represents weighted-average diluted shares the Company would have reported if the Company reported GAAP net income.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2017

(in thousands, except earnings per share data)

	(Unaudited)
	Projected Fiscal Year 2017
	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$21,873	$19,273

Adjustments:
Provision for income taxes	11,777	10,377
Interest expense, net	59,600	59,600
Non-cash compensation	3,000	3,000
Depreciation and amortization	4,500	4,500
MSLO Shareholder and pre-acquisition litigation costs (a)	1,250	1,250
Total Adjustments	80,127	78,727

Adjusted EBITDA (1)	$102,000	$98,000

	(Unaudited)
	Projected Fiscal Year 2017
	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$21,873	$19,273

Adjustments:
MSLO Shareholder and pre-acquisition litigation costs (a)	1,250	1,250
Net adjustment for non-cash taxes (b)	11,277	9,877
Total non-GAAP adjustments	12,527	11,127

Non-GAAP net income (2)	$34,400	$30,400

Non-GAAP weighted average diluted shares	63,200	63,200

	(Unaudited)
	Projected Fiscal Year 2017
	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.35	$0.30

Adjustments:
MSLO Shareholder and pre-acquisition litigation costs (a)	0.02	0.02
Net adjustment for non-cash taxes (b)	0.18	0.16
Total non-GAAP adjustments	0.20	0.18

Non-GAAP earnings per share (2)	$0.55	$0.48

(1)	Adjusted EBITDA is defined as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, non-cash compensation and MSLO shareholder and pre-acquisition litigation costs. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding MSLO shareholder and pre-acquisition litigation costs and net adjustment for non-cash income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(a)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(b)	Adjustment reflects that the Company expects to pay cash income taxes of approximately $0.5 million per year as the Company's net operating losses and other income tax benefits will reduce any additional income tax obligation.